                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            MarketSpan Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO] KEYSPAN                                         One MetroTech Center
                                                   Brooklyn, New York 11201-3850

MARKETSPAN CORPORATION
d/b/a KeySpan Energy

Notice of 1999 Annual Meeting of Shareholders and

Proxy Statement

[LOGO] KEYSPAN                                        One MetroTech Center
                                                  Brooklyn, New York 11201-3850

LETTER TO SHAREHOLDERS

April 7, 1999

Dear Shareholder:

You are cordially invited to attend the first Annual Meeting of Shareholders of MarketSpan Corporation d/b/a KeySpan Energy since the transaction involving KeySpan Energy Corporation ("KSE") and Long Island Lighting Company ("LILCO") (the "Combination"), at 10:00 a.m. Eastern Time on Thursday, May 20, 1999, at the Opera House of the Brooklyn Academy of Music, 30 Lafayette Avenue, Brooklyn, New York.

We will review our 1998 performance with you and our plans for the future.

This year we have prepared a proxy statement in what we believe is a simple and easy to understand format. We have also introduced a procedure by which you may provide a proxy by telephone in order to cast your vote more easily. Whether you choose to provide a written proxy card, or one by telephone, please vote as soon as possible. We hope you find these two changes more convenient for you and welcome your comments.

I look forward to seeing you on May 20 at the Annual Meeting. Enclosed with the Proxy Statement is your voting card. I would like to take this opportunity to remind you that your vote is important.

/s/ Robert B. Catell
Robert B. Catell
Chairman and Chief Executive Officer

[LOGO] KEYSPAN                                        One MetroTech Center
                                                  Brooklyn, New York 11201-3850

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 7, 1999

Dear Shareholder:

The Annual Meeting of Shareholders of MarketSpan Corporation d/b/a KeySpan Energy ("KeySpan" or the "Company") will be held on Thursday, May 20, 1999, at 10:00 a.m. Eastern Time, at the Opera House of the Brooklyn Academy of Music, 30 Lafayette Avenue, Brooklyn, New York 11217, to consider and take action on the following proposals:

  1. Election of fourteen directors;

  2. Ratification of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999;

  3. Approval of an amendment to the Certificate of Incorporation to change the Company's name;

  4. Approval of an Employee Discount Stock Purchase Plan;

  5. Approval of a Long-Term Performance Incentive Compensation Plan; and

  6. Transact any other business properly before the Annual Meeting or any adjournment thereof.

Shareholders of record as of the close of business on March 22, 1999 are entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

The meeting room will be open at 9:00 a.m.

If your shares are held through a bank or brokerage firm and you plan to attend the meeting, please request a letter or some other evidence of ownership from your bank or firm as well as proper authorization if you wish to vote your shares in person.

By Order of the Board of Directors,

/s/ Robert R. Wieczorek

Robert R. Wieczorek
Vice President, Secretary and Treasurer

                               Directions to the

                                  Opera House
                           BROOKLYN ACADEMY OF MUSIC
                              30 Lafayette Avenue
                           Brooklyn, New York 11217

                              [MAP APPEARS HERE]

By Car:

From Manhattan via the Manhattan Bridge: Continue straight off the bridge onto Flatbush Avenue, proceed to Fulton Street. Turn left onto Fulton Street. Proceed two blocks; turn right onto Ashland Place, proceed one block.

From Manhattan via the Brooklyn Bridge: Continue straight off the bridge and make the first left turn possible which is Tillary Street. Continue on Tillary Street and turn right onto Flatbush Avenue.

From Queens, Long Island and Connecticut: Take the Long Island Expressway to the Brooklyn Queens Expressway. Exit at Tillary Street, exit 29. Follow exit onto Tillary Street, two short blocks and turn left onto Flatbush Avenue.

From Staten Island: Cross the Verrazano-Narrows Bridge to the Brooklyn Queens Expressway. Exit at Tillary Street, exit 29. Follow exit onto Tillary Street, two short blocks and turn left onto Flatbush Avenue.

From New Jersey: Use the Holland Tunnel and continue east on Canal Street, which leads directly across the Manhattan Bridge. Continue straight over the bridge onto Flatbush Avenue.

By Subway:

The Brooklyn Academy of Music is within three blocks of the following stations:

  . 2, 3, 4, 5, D, Q: Atlantic Avenue

  . B, N, M, R: Pacific Street

  . G: Fulton Street

  . LIRR: Flatbush Avenue

Parking:

All Brooklyn Academy of Music parking lots are patrolled continuously during the work day and until 30 minutes after each event.

                   PROXY STATEMENT OF MARKETSPAN CORPORATION
                   ANNUAL MEETING TO BE HELD ON MAY 20, 1999

Proxies are being solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders on May 20, 1999, and any adjournments thereof. This Proxy Statement is first being mailed to the shareholders of the Company on or about April 7, 1999.


Q:What am I voting on?
A: Election of fourteen directors, ratification of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1999, approval of a change to the Company's name, approval of an Employee Discount Stock Purchase Plan, approval ofa Long-Term Performance Incentive Compensation Plan and any other business properly before the meeting.

Q:Who is entitled to vote?
A: Common stock shareholders as of the close of business on March 22, 1999
   (the "Record Date"). Each share of KeySpan Energy's common stock, par value $.01 per share (the "Common Stock") is entitled to one vote.

Q:How do I vote?
A: As discussed in greater detail below, there are two methods. You may complete and return your proxy card or you may also give a proxy by telephone, by calling 1-800-574-6864. Please have your proxy card in hand when you call. You do not have to mail your proxy card if you vote by telephone. If a shareholder wishes to give a proxy to someone other than the individuals named as proxies on the proxy card, he or she may cross out the names appearing on the proxy card, insert the name of some other person or persons, sign, date and give the proxy card to such person or persons for use at the meeting.

Q:How does discretionary authority apply?
A: If you sign your proxy card, but do not make selections with respect to any or all proposals submitted for vote, you give authority to Donald H. Elliott and Stephen W. McKessy to vote on such proposals. A properly signed and dated proxy card (or a proxy properly delivered via telephone) gives these individuals the authority to vote, in their discretion, on any other matter that may arise at the meeting.

Q:Is my vote confidential?
A: Yes. Only the inspectors of election, The Bank of New York and certain employees have access to your card. All comments will remain confidential, unless you ask that your name be disclosed.

Q:Who will count the votes?
A: The Bank of New York will tabulate the votes. Lance D. Myers and Brian M.
   Nurse of the law firm Cullen and Dykman will act as inspectors of election.

Q:What if I get more than one proxy card?
A: Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered exactly in the same name and social security number. You may do this by contacting our transfer agent, The Bank of New York, by calling 1-800-482-3638.

Q:What constitutes a quorum?
A: As of the close of business on March 22, 1999, the Record Date, 142,868,154 shares of Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. For purposes of determining the presence of a quorum, shares represented by abstentions and "broker non-votes" will be counted as present. If you vote by proxy card or give a proxy by telephone, you will be considered part of the quorum. In the absence of a quorum, the Annual Meeting may be adjourned.

Q: What percentage of stock do the directors and officers own?
A: The directors and certain executive officers own approximately .08 percent of our Common Stock, as of February 26, 1999.

Q: When are the shareholder proposals due for the 2000 Annual Meeting?
A: Shareholder proposals for the 2000 Annual Meeting must be received by KeySpan Energy at its offices at One MetroTech Center, Brooklyn, New York 11201-3850, Attention: Secretary, not less than 120 calendar days prior to the anniversary date of the release of the Company's proxy statement to shareholders in connection with the 1999 Annual Meeting, to be considered by the Company for possible inclusion in the proxy materials for the 2000 Annual Meeting. In addition, all shareholder proposals or nominations for election as director for the 2000 Annual Meeting must be submitted to the Company in accordance with Section 2.7 of the Company's By-Laws not less than 60 nor more than 90 calendar days in advance of the first anniversary date of the 1999 Annual Meeting.

                                VOTING METHODS

You have the right to revoke your proxy any time before its use at the Annual Meeting by delivering to the Company (attn: Robert R. Wieczorek, Vice President, Secretary and Treasurer) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. A proxy given by telephone can be revoked by calling the number listed below in the telephone proxy instructions and re-entering your voting instructions or by either of the methods described in the preceding sentence.

Two methods of voting are available to you:

PROXY CARD VOTING

  1. Mark your selections on the card.

  2. Date and sign your name exactly as it appears on the card.

  3. Return your card in the postage-paid envelope we have provided.

TELEPHONE PROXY--24 HOURS A DAY, 7 DAYS A WEEK

  1. Use any touch-tone telephone to give your proxy. Have your proxy card in hand when you call.

  2. Dial 1-800-574-6864.

  3. You will be prompted to enter your control number for telephonic proxies found on your proxy card.

  4. Follow the simple directions.

PROPOSALS

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR each of the fourteen nominees named below to serve as members of the Board of Directors for a one-year term:

Nominees for election this year are:

   .Lilyan H. Affinito                    .James R. Jones
   .George Bugliarello                    .Stephen W. McKessy
   .Robert B. Catell                      .Edward D. Miller
   .Howard R. Curd                        .Basil A. Paterson
   .Richard N. Daniel                     .James Q. Riordan
   .Donald H. Elliott                     .Frederic V. Salerno
   .Alan H. Fishman                       .Vincent Tese

Each director has served since May 1998 (except for Ms. Affinito, who has served since December 1998) and, if elected, will hold office for one year or until their successors are duly elected or chosen and qualified.

If any director is unable to stand for election, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director. KeySpan Energy does not anticipate that any of the individuals listed above will be unable to serve the full term of office to which they may be elected. The affirmative vote of a plurality of the shares of KeySpan Energy Common Stock cast is required for the election of directors.

Nominees for the Board of Directors

              LILYAN H. AFFINITO--Age 67
              Retired Vice Chairman of the Board of Maxxam Group, Inc. (formerly Simplicity Pattern Co.). Served as Controller,
[PHOTO] Treasurer and Chief Financial Officer for Maxxam Group from 1968 to 1976, President and Chief Operating Officer from 1976 to 1987, and Director from 1972 to 1991. Serves on the Boards of Caterpiller Inc., Jostens Inc. and Kmart Corporation. Also serves on the Board of the Mayo Foundation.


              GEORGE BUGLIARELLO--Age 71
              Chancellor of Polytechnic University, since 1994. President of
[PHOTO] Polytechnic University from 1973 to 1994. Serves on the Boards of the Lord Corporation, Symbol Technologies, Comtech Telecommunications Corp., the Teagle Foundation, the Jura Corp., the Greenwall Foundation and Anser Corporation.

              ROBERT B. CATELL--Age 62
              Chairman and Chief Executive Officer of KeySpan Energy since July 1998. Joined KeySpan Energy's subsidiary, The Brooklyn Union Gas Company, in 1958 and was elected Assistant Vice President in 1974, Vice President in 1977, Senior Vice President in 1981 and Executive Vice President in 1984. Elected Brooklyn Union's Chief Operating Officer in 1986 and
[PHOTO] President in 1990. Mr. Catell served as President and Chief Executive Officer from 1991 to 1996 when he was elected Chairman and Chief Executive Officer. Serves on the Boards of Alberta Northeast Gas, Ltd., Boundary Gas Inc., Taylor Gas Liquids, Ltd., The Houston Exploration Company, Gas Research Institute, Edison Electric Institute, New York State Energy Research and Development Authority, Independence Community Bank Corp., Business Council of New York State, Inc., New York City Investment Fund, New York City Partnership and Long Island Association.

              HOWARD R. CURD--Age 60
              Chairman and Chief Executive Officer of Uniroyal Technology Corporation, since 1992, a developer and manufacturer of proprietary plastic products and specialty chemical and
[PHOTO] polymer products. Served as President and Chief Executive Officer of Uniroyal from 1991 to 1992. Formed his own business in 1972 and, during the period 1972 to 1982, acquired controlling interests in a 100-year old investment banking firm, Polycast Technology Corporation and the U.S. Playing Card Corporation. Serves on the Boards of Emcore Corporation and Jamesway Corporation.

              RICHARD N. DANIEL--Age 63
              Retired Chairman and Chief Executive Officer of Handy & Harman, a diversified industrial manufacturer and the parent
[PHOTO] company of a group of materials engineering and specialty manufacturing companies. Joined Handy & Harman in 1971 and held various officer positions from Vice President and Controller to President and Chairman. Serves on the Board of the Treasurer's Fund, Inc.

              DONALD H. ELLIOTT--Age 66
              Partner in and previously counsel to the law firm of Hollyer Brady Smith Troxell Barrett Rockett Hines & Mone LLP, since
[PHOTO] 1995. Partner in the law firm of Mudge Rose Guthrie Alexander and Ferdon from 1991 to 1995. Partner in the law firm of Webster & Sheffield from 1973 to 1991. Counsel to the Mayor of New York City and then Chairman of the New York City Planning Commission from 1966 to 1973. Serves on the boards of Independence Community Bank Corp. and Long Island University.

              ALAN H. FISHMAN--Age 53
              Managing Partner at Columbia Financial Partners, LP, a private investment company, since 1992. Joined Chemical Bank in 1969, named Chief Financial Officer in 1979 and elected Senior Vice President responsible for worldwide investment banking
[PHOTO] activities in 1983. Joined Neuberger & Berman in 1988 and was responsible for an investment partnership. Joined American International Group, Inc. in 1989 as a Senior Vice President and elected President of AIG Financial Services Group. Joined the firm of Adler & Shaykin in 1990 as a Managing Partner. Also Chairman of Affinity Technology Group, Inc., Director of Brooklyn Academy of Music and Executive Committee Member of the Brown University Annual Fund.

              JAMES R. JONES--Age 59
              Counsel to the law firm of Manatt, Phelps & Phillips, LLP, since 1999. Retired President of Warnaco, Inc.--International Division. White House Staff, Special Assistant and
[PHOTO] Appointments Secretary from 1965 to 1969 and Congressman from Oklahoma from 1973 to 1987. Partner in the law firm of Dickstein Shapiro & Morin from 1987 to 1989. Chairman and Chief Executive Officer of the American Stock Exchange from 1989 to 1993. Served as United States Ambassador to Mexico from 1993 to 1997.

              STEPHEN W. McKESSY--Age 61
              Retired Vice Chairman of Coopers & Lybrand L.L.P. Served in various officer positions at Coopers & Lybrand from 1960 to
[PHOTO] 1997. Serves as a director for the Greater Boy Scouts of America, the Board of Advisors of St. John's University College of Business Administration, the Board of Governors of the Silver Spring Country Club and the Board of the Sailfish Point Golf Club.

              EDWARD D. MILLER--Age 58
              President and Chief Executive Officer of The Equitable Companies Incorporated, since 1997, and Chairman and Chief Executive Officer of The Equitable Life Assurance Society of the United States, since 1998, the principal insurance subsidiary of The Equitable Companies. Senior Vice Chairman of
[PHOTO] Chase Manhattan Corporation from 1995 to 1997 and President of Chemical Bank (which merged with Chase in 1995) from 1994 to 1995 and Vice Chairman from 1991 to 1994. Serves on the Board of The Equitable Companies and Equitable Life and the Board of Alliance Capital Management Corporation and Donaldson, Lufkin & Jenrette, Inc., both Equitable investment subsidiaries. Since 1997, serves on the Executive Committee of the AXA Group, Equitable's majority shareholder. Serves on the Boards of the New York Blood Center, Pace University and Phoenix House Foundation.

              BASIL A. PATERSON--Age 72
              Partner in the law firm of Meyer, Suozzi, English and Klein, P.C., since 1992. Served as Secretary of State of the State of
[PHOTO] New York from 1979 to 1982, as Deputy Mayor of New York City, as a New York State Senator and as a commissioner of the Port Authority of New York and New Jersey. Served as a professor at a number of universities, as a member of the board of editors of the New York Law Journal and as a member of the New York State Commission on Judicial Nominations.

              JAMES Q. RIORDAN--Age 71
              Retired Vice Chairman and Chief Financial Officer of Mobil Corp. Joined Mobil in 1957 as Tax Counsel, named a Director
[PHOTO] and Chief Financial Officer in 1969 and served as Vice Chairman from 1986 until his retirement from Mobil Corp. in 1989. Joined Bekaert Corporation in 1989 and served as President until his retirement in 1992. Serves on the Boards of The Houston Exploration Company, Public Broadcasting Service and Tri-Continental Corporation. Director/Trustee of the mutual funds in the Seligman Group of investment companies, Trustee of the Brooklyn Museum and a member of its Committee for Economic Development and a member of the Policy Council of the Tax Foundation.

              FREDERIC V. SALERNO--Age 55
              Senior Executive Vice President and Chief Financial Officer of Bell Atlantic Corporation, since 1997. Vice President of the New York Telephone Company from 1983 to 1985 and Vice President and Chief Operating Officer of the New England
[PHOTO] Telephone Company from 1985 to 1987. President and Chief Executive Officer of New York Telephone Company from 1987 to 1991. Held the positions of President of Worldwide Services Group, Inc. and Vice Chairman, Finance and Business Development at NYNEX from 1991 to 1997. Serves on the Boards of AVNET, Inc., The Bear Stearns Companies Inc., Viacom, Inc., Orange and Rockland Utilities and Manhattan College.

              VINCENT TESE--Age 56
              Chairman of Wireless Cable International, Inc., since 1995. New York Superintendent of Banks from 1983 to 1985 and
[PHOTO] Chairman and Chief Executive Officer of the Urban Development Corporation from 1985 to 1994. Director of Economic Development for New York State from 1987 to 1994. Serves on the Boards of The Bear Stearns Companies Inc., Allied Waste Industries, Inc., Bowne & Co., Inc., Cablevision, Inc., Mack-Cali Realty Corporation, New York University School of Law, and the New York and Presbyterian Hospital.

Security Ownership of Management

The following table sets forth information as of February 26, 1999, with respect to the number of shares of Common Stock beneficially owned and Common Stock equivalents credited to each director, each executive officer of KeySpan Energy named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise indicated, each person shown below has the sole power to vote and the sole power to dispose of the shares of Common Stock listed as beneficially owned. The percentage of shares held by any one person, or all directors and officers as a group, does not exceed 1% of all outstanding shares of KeySpan Energy's Common Stock.

                         Total of Common
        Name of        Stock Beneficially       Common Stock         Common Stock
    Beneficial Owner   Owned & Equivalents Beneficially Owned(/1/) Equivalents(/2/)
-----------------------------------------------------------------------------------
  L.H. Affinito                  344                     0                 344
-----------------------------------------------------------------------------------
  G. Bugliarello               4,075                   880               3,195
-----------------------------------------------------------------------------------
  R.B. Catell                301,669               301,387                 282
-----------------------------------------------------------------------------------
  H.R. Curd                    1,896                     0               1,896
-----------------------------------------------------------------------------------
  R.N. Daniel                  2,209                 1,000               1,209
-----------------------------------------------------------------------------------
  D.H. Elliott                13,965                 1,705              12,260
-----------------------------------------------------------------------------------
  A.H. Fishman                 9,647                 2,925               6,723
-----------------------------------------------------------------------------------
  J.R. Jones                   1,435                   275               1,160
-----------------------------------------------------------------------------------
  S.W. McKessy                 2,592                   393               2,199
-----------------------------------------------------------------------------------
  E.D. Miller                 12,994                 7,271               5,722
-----------------------------------------------------------------------------------
  B.A. Paterson                3,624                 1,036               2,588
-----------------------------------------------------------------------------------
  J.Q. Riordan                12,861                 1,500              11,361
-----------------------------------------------------------------------------------
  F.V. Salerno                 2,887                     0               2,887
-----------------------------------------------------------------------------------
  V. Tese                      2,887                     0               2,887
-----------------------------------------------------------------------------------
  C.G. Matthews              181,146               180,863                 282
-----------------------------------------------------------------------------------
  D.L. Phillips               37,652                37,647                   5
-----------------------------------------------------------------------------------
  W.K. Feraudo                53,972                53,896                  76
-----------------------------------------------------------------------------------
  A.J. DiBrita                48,272                48,155                 117
-----------------------------------------------------------------------------------
  W.J. Catacosinos            49,601                49,601                   0
-----------------------------------------------------------------------------------
  J.T. Flynn                  19,461                19,461                   0
-----------------------------------------------------------------------------------
  All directors and
   executive
   officers as a
   group, including
   those named above,
   a total of
   31 persons                935,880               880,543              55,337
-----------------------------------------------------------------------------------

(/1/)Includes shares issuable pursuant to options that are either currently exercisable or exercisable within 60 days of the date of this Proxy Statement as follows: Mr. Catell--280,000 shares; Mr. Matthews--167,000 shares; Mr. Phillips--37,000 shares; Mr. Feraudo--50,000 shares; Mr. DiBrita--42,000 shares.

(/2/)The term Common Stock Equivalents refers to units of value which track the performance of Common Stock. Such units do not possess voting rights and have been issued pursuant to the Directors' Deferred Compensation Plan (discussed below) or the Company's employee stock savings plan.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of December 31, 1998 with respect to the number of shares of Common Stock owned by each person known by KeySpan Energy to be the beneficial owner of more than 5% of the Company's Common Stock.

Name and Address of Beneficial Owner  Amount Beneficially Owned Percent of Class
------------------------------------  ------------------------- ----------------
Capital Research and Management Com-
 pany                                        12,960,800               8.2%
333 South Hope Street
Los Angeles, California 90071

Board of Directors--Committees

The Board of Directors is responsible under New York law and the Company's Certificate of Incorporation and By-Laws with overseeing the business and management of the Company. The Board of Directors met seven times between May 28, 1998, the date of the Combination and the acquisition of the non-nuclear electric generation and gas distribution businesses of the Long Island Lighting Company ("LILCO") (collectively, the "Transactions") and December 31, 1998. The Board maintains four standing committees and, during 1998, maintained one additional committee. The function of such committees, number of meetings held and composition of such committees are described below:

                         -----------------------------------------------------

                                            Committee
                         -----------------------------------------------------
                                 Compensation
                                     and                  Corporate
       Director       Executive   Nominating   Audit    Responsibility Special
------------------------------------------------------------------------------
  L.H. Affinito                                      X            X
------------------------------------------------------------------------------
  G. Bugliarello                                     X            X
------------------------------------------------------------------------------
  R.B. Catell         X (Chair)
------------------------------------------------------------------------------
  H.R. Curd                                          X            X
------------------------------------------------------------------------------
  R.N. Daniel                                        X            X
------------------------------------------------------------------------------
  D.H. Elliott                            X                       X
------------------------------------------------------------------------------
  A.H. Fishman               X                X (Chair)
------------------------------------------------------------------------------
  J.R. Jones                              X                       X
------------------------------------------------------------------------------
  S.W. McKessy               X                       X
------------------------------------------------------------------------------
  E.D. Miller                X     X (Chair)                               X
------------------------------------------------------------------------------
  B.A. Paterson                           X                X (Chair)
------------------------------------------------------------------------------
  J.Q. Riordan                                       X
------------------------------------------------------------------------------
  F.V. Salerno               X            X                                X
------------------------------------------------------------------------------
  V. Tese                    X            X                                X
------------------------------------------------------------------------------
  Meetings held from
   May 28 to
   December 31, 1998         2            3          2            1       17
------------------------------------------------------------------------------

X:Member.
Chair: Committee Chairperson.

                                  Committees
-------------------------------------------------------------------------------

 Executive: Power to act on behalf       Compensation and
 of the Board of Directors whenever      Nominating: Administers executive
 the Board is not in session other       compensation programs, policies and
 than with respect to certain            practices. Conducts director
 matters as prescribed by New York       candidate searches and recommends
 law.                                    directors. All members are non-
                                         employee directors. The Committee
                                         will not accept nominations for
                                         election by shareholders at the
                                         Annual Meeting, unless such
                                         nominations were received within
                                         the time period prescribed in
                                         Section 2.7 of the Company's By-
                                         Laws.

 Audit: Reviews auditing,
 accounting, financial reporting and
 internal control functions.
 Recommends independent public
 accountants and reviews their
 services. All members are non-
 employee directors.


 Corporate                               Special: Reviewed the payment by
 Responsibility: Responsible for         LILCO to its former officers of
 ethics, community development,          retirement benefits, incentive
 environmental and equal employment      compensation and benefits pursuant
 opportunity oversight.                  to contracts with LILCO, including
                                         litigation, investigations and
                                         other inquiries.



Each of the directors attended 75% or more of all meetings of the Board and each committee of which he or she was a member during the period from May 28, 1998 to December 31, 1998 or such shorter period for which he or she served on the Board.

Director Compensation

The directors receive the following compensation:

  .  Non-employee directors:

      $25,000 annual retainer,
      $1,500 meeting fee (for each meeting of the Board of Directors and each meeting of a committee of the Board of Directors attended), $3,000 committee chairman retainer, and
      500 share annual Common Stock equivalent grant.
      Reimbursement for expenses incurred in attending Board and committee meetings

  .  Employee directors:

      Receive no additional compensation other than their normal salary for serving on the Board or its committees.

The Board of Directors has adopted the Directors' Deferred Compensation Plan to directly align the non-employee directors' financial interest with those of the shareholders. The Directors' Deferred Compensation Plan requires all non-employee directors to defer a minimum of 50% of their compensation as directors in exchange for Common Stock equivalents as well as 100% of their annual Common Stock equivalent grant, as referred to above. Common Stock equivalents are valued by reference to the average of the high and low price per share of KeySpan Energy's Common Stock reported on the New York Stock Exchange Composite Transactions on the first trading day of the calendar month. Compensation not subject to mandatory deferral into a Common Stock equivalent account may, at the director's option, be deferred into a cash account bearing interest at the prime rate. Upon retirement, death or termination of service as a director, all amounts in a director's Common Stock equivalent account and cash account shall, at the director's election, (i) be paid in a lump sum in cash; (ii) be deferred for up to five years; and/or
(iii) be paid in the number of annual installments, up to ten, specified by the director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the annual compensation paid to or accrued for the Chief Executive Officer and the four other most highly compensated executive officers, as well as information for two former officers of the Company (the "Named Executive Officers"). The information shown for 1998 represents compensation paid by the Company and its predecessors for the twelve months ended December 31, 1998. Similarly, the information shown for 1997 and 1996 represents compensation paid by the Company's predecessors for the twelve months ended December 31, 1997 and 1996, respectively.


                           --------------------------------
                                   Annual          Long-Term
                                Compensation      Compensation
 ----------------------------------------------------------------------------------------
                                                 Shares    LTIP
                               Salary   Bonus  Underlying Payouts    All Other
     Name                 Year   ($)     ($)    Options     ($)       Comp ($)
 ----------------------------------------------------------------------------------------
  Robert B. Catell        1998 562,917 223,583        0   274,641(1)     25,673(2)
  Chairman & CEO          1997 465,000 495,690  125,000   358,096(1)     20,520(2)
                          1996 477,000 248,040  100,000   376,169(1)     14,483(2)
 ----------------------------------------------------------------------------------------
  Craig G. Matthews       1998 372,372 345,842        0   175,419(1)    109,520(2)(3)
  President & COO         1997 335,833 297,815   75,000   261,703(1)      6,204(2)
                          1996 312,252 160,935   60,000   252,338(1)      6,143(2)
 ----------------------------------------------------------------------------------------
  David L. Phillips       1998 213,750 148,756        0         0        54,572(2)(3)
  Senior Vice President   1997 206,000 128,132   17,000         0       199,092(2)(4)
                          1996     N/A     N/A      N/A       N/A           N/A
 ----------------------------------------------------------------------------------------
  William K. Feraudo      1998 206,167 195,845        0    18,513        54,810(2)(3)
  Senior Vice President   1997 174,000 109,272   21,000         0         2,057(2)
                          1996 173,083  60,900   21,000         0         2,020(2)
 ----------------------------------------------------------------------------------------
  Anthony J. DiBrita      1998 206,000 145,559        0    18,513        67,662(2)(3)
  Senior Vice President   1997 194,500 103,402   17,000         0         9,470(2)
                          1996 189,420  41,400   17,000         0         7,935(2)
 ----------------------------------------------------------------------------------------
  William J. Catacosinos  1998 408,333 600,240      N/A   743,750(6) 39,132,803(7)(8)(9)
  Former Chairman         1997 656,567 841,527      N/A   762,982(6)    400,164(8)(9)
  and CEO(5)              1996 580,413 195,170      N/A       N/A        18,663(8)
 ----------------------------------------------------------------------------------------
  James T. Flynn          1998 330,000 109,354      N/A   371,803(6)  1,027,403(8)(9)(11)
  Former Executive Vice   1997 302,500 408,956      N/A   294,362(6)  1,816,817(8)(9)(12)
  President(10)           1996 263,365 115,362      N/A       N/A         5,800(8)

 -----------------------------------------------------------------------------

FOOTNOTES

 (1) Includes Long-Term Incentive Compensation paid by subsidiaries of KeySpan Energy.
 (2) Includes the cost of life insurance paid by KeySpan Energy and allocated to the named individual for income tax purposes during 1998, 1997 and 1996, as follows: Mr. Catell--$25,673, $20,520, $14,483; Mr. Matthews--
     $9,520, $6,204, $6,143; Mr. Phillips--$1,060, $292, $0; Mr. Feraudo--
     $2,470, $2,057, $2,020; and Mr. DiBrita--$10,162, $9,470, $7,935.
 (3) Includes amounts paid upon election as an officer of the Company in August 1998, as follows: Mr. Matthews--$100,000; Mr. Phillips--$53,750; Mr. Feraudo--$56,250 and Mr. DiBrita--$57,500.
 (4) Includes amounts paid upon accepting employment with KeySpan and reimbursement of relocation expenses in the amount of $50,000 and $148,800, respectively.
 (5) Dr. Catacosinos resigned from KeySpan Energy on July 31, 1998.

 (6) Represents Long-Term Incentive Awards paid by LILCO prior to the Transactions.
 (7) Includes payments by LILCO in connection with the Transactions, as follows: $2,100,000 and $2,660,000 relating to a change of control severance agreement and consulting agreement, respectively, between Dr. Catacosinos and LILCO; and $34,284,986 relating to a retirement benefit payable pursuant to an employment agreement between Dr. Catacosinos and LILCO.
 (8) Includes the cost of life insurance paid by LILCO and allocated to the named individual for income tax purposes. The amounts shown for 1998, 1997 and 1996 were as follows: Dr. Catacosinos--$36,663, $23,241 and $18,653; Mr. Flynn--$12,018, $8,300 and $5,800.
 (9) Includes payments by LILCO for accrued and unused vacation for 1998 and 1997, as follows: Dr. Catacosinos: $51,154, $376,923; Mr. Flynn: $25,385,
     $12,058.
(10) Mr. Flynn retired from KeySpan Energy effective January 1, 1999.
(11) Includes $990,000 paid by LILCO in connection with the Transactions pursuant to a change of control severance agreement.
(12) Includes $1,796,459 paid by LILCO in connection with the termination of a supplemental retirement benefit plan.

Compensation and Nominating Committee Report on Executive Compensation

The Compensation and Nominating Committee (the "Committee") of the Board of Directors, composed of six independent, non-employee Directors, administers KeySpan Energy's executive compensation program. The members of the Committee are Donald H. Elliott, James R. Jones, Edward D. Miller, Basil A. Paterson, Frederic V. Salerno and Vincent Tese. None of such members is or has been an officer or employee of KeySpan Energy or any of its subsidiaries.

The Committee was constituted by the Board of Directors following the Combination. Although the Summary Compensation Table included elsewhere herein includes compensation paid or accrued by the Company's predecessors for periods prior to the Combination, the following report relates solely to policies adopted by the Committee and determinations made with respect to compensation of the Chief Executive Officer and other executive officers subsequent to the Combination.

During 1998, the Committee used outside consultants from the Hay Group to review the compensation levels of KeySpan Energy's officers, including the Named Executive Officers, and to provide advice with respect to incentive compensation plan design. The Committee also reviews, recommends and approves changes to the Company's compensation policies and programs for the chief executive officer, other senior executives and certain key employees. In addition, the Committee makes recommendations concerning the Company's employee benefit policies and exercises such powers and makes such other compensation-related determinations as are entrusted to the Committee by the Board of Directors. After review and approval by the Committee, all issues relating to executive compensation are submitted to the entire Board for ratification. There were no material decisions of the Committee which were overruled or revised by the Board.

Executive Compensation Philosophy and Policies

The philosophy of KeySpan Energy with respect to executive compensation is that the Chief Executive Officer and other executives should be compensated at market-competitive levels to attract, motivate, and retain talented executives needed to achieve KeySpan Energy's vision of becoming a premier energy company. Through the Committee, the Board of Directors has developed a "pay for performance" executive compensation philosophy and approved the implementation of a total compensation plan designed to focus attention on KeySpan Energy's strategic business initiatives and financial performance objectives. The Committee adheres to the following compensation policies which are intended to facilitate the achievement of KeySpan Energy's business strategies and further the Company's vision:

  . Executives' total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the level of success in meeting specified corporate and business group performance goals.

  . A significant amount of compensation for executive officers should be comprised of long-term, at-risk pay to focus such executives on the long-term interests of shareholders and creating long-term value for the shareholders.

  . The compensation program elements for base salary, annual and long term compensation should be competitive to the median of executive positions of similar scope for the metropolitan New York City area for general industry, with an appropriate recognition of both current and emerging utility and energy sector practice. If KeySpan Energy's performance exceeds that of the comparable group, compensation should be above the median; likewise, if KeySpan Energy's performance falls below that of the group, the compensation paid to executives should be below the median of the comparable companies.

Components of Compensation

The Committee compares total compensation levels for KeySpan Energy's senior executives to the compensation paid to executives in comparable general industry and utility companies. In this regard, the Committee uses analyses prepared by a national compensation consultant to review the compensation levels of executives in the utility industry in the regional and national marketplace. In addition, the Committee reviews compensation data for executive positions comparable in scope to those in general industry companies. The companies analyzed in this process tend to have national business operations and have positions that are similar in scope with comparable revenue size or employment levels. Through this process, the Committee identifies the median compensation level, both with respect to base salary and the overall executive compensation program.

The Committee strives to ensure that compensation for the Company's executive officers provides a direct link to strategic financial measures and shareholder value. To achieve this performance linkage, KeySpan Energy has established three programs for the direct compensation of executive officers: the Base Salary Program, the Corporate Annual Incentive Compensation Plan and the Long-Term Performance Incentive Compensation Plan. The intent of these programs is to place increased emphasis on performance-based pay and reduced emphasis on base salary in determining total compensation.

Each of the three programs is discussed in greater detail below.

The Base Salary Program

In setting base salary levels for each executive officer, the Committee considers the competitive market data for executives in comparable positions in other utility and general industry markets. In setting base salary levels, KeySpan Energy currently targets the 50th percentile of the comparable labor market. The Committee also considers the experience level and actual performance achieved by the executive as it relates to KeySpan Energy's corporate goals in setting such executive's base salary.

When Mr. Catell was promoted to and elected as Chairman and Chief Executive Officer on July 31, 1998, KeySpan Energy entered into an employment agreement with Mr. Catell that provides a base salary of $700,000 per year, subject to such increases that may be approved by the Board. The base salary level for the Chief Executive Officer and other Named Executive Officers, compared to competitive market data, is generally at or below the 50th percentile of comparable positions at this time, as the Company continues to align base pay to competitive market data. However, consistent with KeySpan Energy's ongoing effort to reduce the emphasis upon base salary, the Committee, and the Board, have determined that Mr. Catell's base salary not be increased during the annual 1999 merit increase review process.

In addition to base salary, on August 13, 1998, the Committee approved for each officer, other than Mr. Catell, a cash payment of 25% of base salary, upon election as an officer of the Company, with such payment vesting over a one year period. The purpose of such award was to encourage retention of such officers following consummation of the Combination.

The Corporate Annual Incentive Compensation Plan

The Board of Directors adopted the Corporate Annual Incentive Compensation Plan (the "Corporate Plan") for KeySpan Energy on September 10, 1998. The awards to be earned under this plan will be paid as cash based upon annual performance results. For 1998, the performance measurement period included the seven-month period from June 1, 1998 to December 31, 1998. The awards for this period were paid in March 1999 and were based upon results achieved during the seven month period. The Corporate Plan provides annual incentive awards to officers and all management employees who, by the nature and scope of their positions, regularly and directly make a significant contribution to the success of KeySpan Energy in the achievement of corporate goals that the Committee believes are important to the shareholders of KeySpan Energy. The specific corporate goals for the Corporate Plan are established by management and reviewed and approved by the Committee and the Board of Directors. The goals are intended to improve corporate performance and include objectives which encourage increase in total return to shareholders, improved corporate earnings results, improved competitive position, improved customer satisfaction and control of operating expenses. Incentive awards as a percentage of base salary are based upon both Company and strategic business group performance. The incentive award ranges are established annually by the Committee for eligible management employees in the Corporate Plan. Incentive award levels are intended to provide awards that are competitive within the industry at target award levels when performance results are achieved.

The Corporate Plan approved by the Board of Directors on September 10, 1998, provides for award opportunities to executives which range from zero to a maximum of 60% of base salary at target levels of performance. The Chief Executive Officer has a target award of 60% of base salary for both 1998 and 1999, based upon corporate performance goals established for total return to shareholders and consolidated earnings per share. All executives in the Corporate Plan have a portion of their incentive award target linked directly to overall corporate performance goals for total return to shareholders and consolidated earnings per share and to the results achieved in their strategic business group.

The Long-Term Performance Incentive Compensation Plan

As a result of the Committee's review of the competitiveness of KeySpan Energy's total compensation program, and an independent consultant review of the long-term incentive plans used by a majority of utilities, the Committee recommended, and the Board of Directors adopted, the KeySpan Energy Long-Term Performance Incentive Compensation Plan (the "Incentive Plan") in March 1999. The Incentive Plan is subject to approval of the shareholders at the 1999 Annual Meeting of Shareholders. The Incentive Plan provides for the award of incentive stock options, nonqualified stock options, performance stock awards and restricted shares to key employees and non-employee directors and consultants of KeySpan Energy and its subsidiaries as determined by the Committee. The purpose of the Incentive Plan is to optimize KeySpan Energy's performance through incentives that directly link the participant's personal interests to those of KeySpan Energy's shareholders and to attract and retain participants who make significant contributions to the success of KeySpan Energy.

The stock option component of the Incentive Plan entitles the participants to purchase shares of Common Stock at an exercise price per share determined by the Committee which is no less than the closing price of the Common Stock on the New York Stock Exchange on the date of the grant. Following adoption of the Incentive Plan, the Committee approved an initial annual grant for Mr. Catell of 70,000 nonqualified stock options with three year pro-rata vesting, and 235,000 nonqualified stock options as a retention grant, vesting in August 1999, to purchase shares of KeySpan Energy's Common Stock at an exercise price of $27.75.

In addition, the Committee approved an award to Mr. Catell in recognition of the extraordinary efforts required to accomplish the Combination. This award provided for the grant of 111,000 nonqualified stock options, vesting December 1999, to purchase shares of KeySpan Energy's Common Stock at an exercise price of $29.375. The Committee also awarded Mr. Catell 12,698 Shares of restricted Common Stock, which restrictions lapse on July 31, 1999. In determining award size, the Committee considered the level of effort required by Mr. Catell to achieve the Combination, and the overall total compensation provided by base salary, annual awards and long-term compensation to target the median level of total compensation for comparable executive positions in the merger of shareholder-owned utilities and gas companies nationwide.

Subject to shareholder approval of the Incentive Plan, an aggregate of 1,676,000 nonqualified stock options and 12,698 shares of restricted Common Stock have been granted to the executive officers as a group. These initial grants of nonqualified stock options and restricted Common Stock were made to executives generally determined on the basis of the executive's position within KeySpan Energy and the level of such executive's base salary.

Under applicable accounting requirements, KeySpan Energy could be required to incur a non-cash charge to earnings in 1999 if the fair market value of the Common Stock exceeds the exercise price of previously granted nonqualified stock options on the date shareholder approval of the Incentive Plan is obtained. In such event, the Committee may consider replacing previously-issued awards with new awards, which may be in greater amounts, or otherwise have different terms, in order to compensate recipients of awards for any loss in value attributable to the replacement awards.

The Committee believes that stock options are directly linked to KeySpan Energy's performance. As the value of KeySpan Energy's Common Stock is generally considered the strongest indicator of overall corporate performance, stock option awards allow executives to benefit by appreciation in stock price at no direct cost to KeySpan Energy and provide a strong incentive to participants by linking compensation to the future value of KeySpan Energy's Common Stock.

Policy with Respect to Section 162(m) Deduction Limit

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct compensation in excess of $1,000,000 paid in any year to the chief executive officer or any of the four other most highly compensated executive officers whose compensation must be detailed in the proxy statement. Certain benefit plans and compensation paid under plans that are performance-based is not subject to the $1,000,000 annual limit if certain requirements are satisfied. Although the Company's compensation policy is generally designed to relate compensation to performance, certain payments do not meet such requirement because they allow the Committee to exercise discretion in setting compensation. The Committee is of the opinion that it is in the Company's best interest for the Committee to retain discretion in order to preserve flexibility in compensating such executive officers, especially in light of an increasingly competitive marketplace.

Conclusion

The Committee believes that KeySpan Energy's executive compensation policies and programs serve both the interests of KeySpan Energy and its shareholders effectively. The various compensation programs are appropriately balanced to provide the motivation for executives to contribute to KeySpan Energy's overall success and enhance the value of KeySpan Energy for the shareholders' benefit.

The Committee will continue to monitor the effectiveness of KeySpan Energy's total compensation program to meet the current and the future needs of KeySpan Energy.

                                          Compensation and Nominating
                                           Committee

                                            Edward D. Miller, Chairman
                                            Donald H. Elliott
                                            James R. Jones
                                            Basil A. Paterson
                                            Frederic V. Salerno
                                            Vincent Tese

Performance Graph

The following table presents, for the period beginning May 28, 1998 through December 31, 1998, a comparison of cumulative total shareholder returns for KeySpan Energy, the Standard & Poor's Utilities Index and the Standard & Poor's 500 Index.


                       [PERFORMANCE GRAPH APPEARS HERE]

                                                                May 28, December
                                                                 1998   31, 1998
                                                                ------- --------
   KeySpan Energy.............................................. $100.00 $ 93.99
   S&P Utilities Index......................................... $100.00 $108.57
   S&P 500 Index............................................... $100.00 $113.65

Assumes $100 invested on May 28, 1998 in shares of KeySpan Energy Common Stock, the S&P Utilities Index and the S&P 500 Index, and that all dividends were reinvested.

Compensation Under Retirement Plans

The Company's Retirement Plan provides retirement benefits based upon the individual participant's years of service and final average annual compensation (as defined below). The following table sets forth the estimated annual retirement benefits (exclusive of Social Security payments) payable to participants in the specified compensation and years-of-service categories, assuming continued active service until normal retirement age and that the Company's Retirement Plan is in effect at such time.

                                             Years of Service
                           -----------------------------------------------------
Remuneration                  20       25       30       35       40       45
------------               -------- -------- -------- -------- -------- --------
$200,000.................. $ 60,000 $ 75,000 $ 90,000 $105,000 $120,000 $135,000
$250,000.................. $ 75,000 $ 93,750 $112,500 $131,250 $150,000 $168,750
$300,000.................. $ 90,000 $112,500 $135,000 $157,500 $180,000 $202,500
$350,000.................. $105,000 $131,250 $157,500 $183,750 $210,000 $236,250
$400,000.................. $120,000 $150,000 $180,000 $210,000 $240,000 $270,000
$450,000.................. $135,000 $168,750 $202,500 $236,250 $270,000 $303,750
$500,000.................. $150,000 $187,500 $225,000 $262,500 $300,000 $337,500
$550,000.................. $165,000 $206,250 $247,500 $288,750 $330,000 $371,250
$600,000.................. $180,000 $225,000 $270,000 $315,000 $360,000 $405,000
$650,000.................. $195,000 $243,750 $292,500 $341,250 $390,000 $438,750
$700,000.................. $210,000 $262,500 $315,000 $367,500 $420,000 $472,500
$750,000.................. $225,000 $281,000 $337,500 $393,750 $450,000 $506,250
$800,000.................. $240,000 $299,500 $360,000 $420,000 $480,000 $540,000
$850,000.................. $255,000 $318,000 $382,500 $446,250 $510,000 $573,750
$900,000.................. $270,000 $336,500 $405,000 $472,500 $540,000 $607,500
$950,000.................. $285,000 $355,000 $427,500 $498,750 $570,000 $641,250

For purposes of the Retirement Plan, the final average annual compensation is the average annual compensation for the highest five consecutive years of earnings during the last ten years of credited service. The annual salary and bonus for the current year for the Named Executive Officers is indicated in the Annual Compensation column of the Summary Compensation Table.

The number of years of credited service for the Chief Executive Officer and the four other highest paid executive officers currently employed by the Company based on continued service to age 65, normal retirement age, will be for R.B. Catell (44 years), C.G. Matthews (42 years), D.L. Phillips (24 years), W.K. Feraudo (45 years), and A.J. DiBrita (43 years).

The Code limits the annual compensation taken into consideration for and the maximum annual retirement benefits payable to a participant under the Company's Retirement Plan. For 1998, these limits were $160,000 and $130,000, respectively. Annual retirement benefits attributable to amounts in excess of these limits are provided under the Company's Supplemental Employee Retirement Plan ("SERP") and not under the Company's Retirement Plan.

AGREEMENTS WITH EXECUTIVES

Employment Agreements

On September 10, 1998, KeySpan Energy entered into an employment agreement with Mr. Catell relating to his services as Chairman and Chief Executive Officer. The agreement covers the period beginning July 31, 1998 and ending July 31, 2003. In addition to base salary, annual and long-term incentive compensation and other employee benefits, Mr. Catell's employment agreement provides for severance benefits to be paid to him in the event his employment is terminated by KeySpan Energy without cause or if Mr. Catell terminates his employment for good reason. The severance benefits to be provided during the severance period would include:

(a) payment to Mr. Catell in a single lump sum of (i) all accrued obligations and (ii) the aggregate amount of salary and annual incentive compensation that he would have received had he remained employed through the end of the employment period; (b) continued accrual of SERP benefits (as provided in the agreement) during the severance period; and (c) continuation of all other employment benefits, as if he had remained employed by KeySpan Energy during the severance period. If Mr. Catell voluntarily terminates his employment, other than for good reason, the Company shall pay the accrued obligations to Mr. Catell and he shall be entitled to supplemental retirement benefits. If Mr. Catell's employment is terminated due to a "change of control" of KeySpan Energy (as defined in the agreement), the severance period is defined to mean the period from the date of termination through the end of the employment period, or, if longer, the third anniversary of the date of termination.

KeySpan Energy also is party to an employment agreement with Mr. Phillips relating to his services as Senior Vice President. The agreement was effective January 1, 1997 and has an initial term of three years, after which it shall extend for successive one-year renewal terms unless terminated by either party upon six months' prior written notice. In addition to the amounts paid to Mr. Phillips upon assuming employment, as reflected in the Summary Compensation Table, the agreement provides for Mr. Phillips to receive a minimum base salary of $206,000 each year, annual and long-term incentive compensation and all employee benefits provided to other senior executives of the Company. The agreement also contains provisions concerning noncompetition and confidentiality applicable to Mr. Phillips following termination of his employment with the Company.

Senior Executive Change of Control Severance Plan

In October 1998, the Board of Directors approved the Senior Executive Change of Control Severance Plan (the "Change of Control Plan") in which Messrs. Catell, Matthews, Phillips, Feraudo, DiBrita and 28 other senior executives are participants. The Change of Control Plan provides for the payment of severance and other benefits upon certain qualifying terminations of such executives within three (3) years of a "change of control of the Company" (as defined in the Change of Control Plan). The benefits payable under the Change of Control Plan generally provide for (i) the payment of the sum of the executive's base salary, incentive compensation and compensation previously deferred by the executive, all through the date of termination; (ii) the payment of an amount equal to three times an executive's base salary and incentive compensation for the Chief Executive Officer, President and Chief Operating Officer and all Senior Vice Presidents and two times an executive's base salary and incentive compensation for Vice Presidents of the Company;
(iii) the payment of amounts under retirement plans; and (iv) the continuation of certain other benefits for a period of two to three years depending on the executive's position with the Company. The Change of Control Plan expires October 30, 2003, unless extended for an additional period by the Board of Directors; provided, that following a "change of control," the Change of Control Plan shall continue until after all the executives who become entitled to any payments thereunder shall have received such payments in full.

The Change of Control Plan supersedes any and all prior severance plans and agreements between or binding the Company or any predecessor thereof with respect to a change of control that occurred prior to October 1998, except that in certain circumstances some of the executives may be able to elect to receive payments and benefits provided pursuant to a prior agreement or plan rather than the payments and benefits provided under the Change of Control Plan.

PROPOSAL 2. RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC
                 ACCOUNTANTS

In accordance with the recommendations of its Audit Committee, the Board of Directors recommends that the shareholders ratify the appointment of the firm of Arthur Andersen LLP ("Arthur Andersen"), independent public accountants, to audit the books, records and accounts of KeySpan Energy and its subsidiaries for the fiscal year ending December 31, 1999.

On September 10, 1998, the Board of Directors of KeySpan Energy, on recommendation of its Audit Committee, named Arthur Andersen as independent public accountants for KeySpan Energy's nine-month period ending December 31, 1998. Arthur Andersen were independent public accountants for KSE and The Brooklyn Union Gas Company ("Brooklyn Union"), and Ernst & Young LLP ("Ernst & Young") were independent public accountants for LILCO, during such corporations' respective fiscal years prior to consummation of the Combination.

During the past two fiscal years, there has been no report on the financial statements of KSE and Brooklyn Union by Arthur Andersen or of LILCO by Ernst & Young, which contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the past two fiscal years and the interim period through September 10, 1998, there have been no disagreements with Arthur Andersen or Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen or Ernst & Young, would have caused either of such firms to make reference to the subject matter of such disagreements in connection with its report.

Arthur Andersen representatives have direct access to the Audit Committee and regularly attend the Committee's meetings. An Arthur Andersen representative will attend the Annual Meeting to answer shareholder questions and will have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

    The Board of Directors unanimously recommends a vote FOR this proposal.

PROPOSAL 3. CORPORATE NAME CHANGE

In the fall of 1998, based on research that showed strong customer acceptance of the KeySpan brand name, it was determined that the Company should continue to employ the brand building strategy implemented by KSE prior to the consummation of the Combination. As a result, at such time the Board of Directors authorized the Company to conduct its business under the assumed name "KeySpan Energy" and to adopt the symbol "KSE" as its trading symbol on the New York and Pacific Stock Exchanges.

The Company now wishes to formally adopt the "KeySpan" name as it continues to integrate its operations and enhance the value of such operations to shareholders. In furtherance of these objectives, the Board of Directors has authorized and shareholders are requested to approve an amendment to the Company's Certificate of Incorporation to change its name from MarketSpan Corporation to KeySpan Corporation. Accordingly, the following resolution will be offered at the Annual Meeting:

       RESOLVED, That the Certificate of Incorporation of MarketSpan Corporation d/b/a KeySpan Energy be amended to read substantially as follows and that the Board of Directors be authorized and directed to take all steps necessary to amend the Certificate of Incorporation as may be required by the laws of the State of New York:

                                  "Article I

                                     Name

          The name of the corporation shall be KeySpan Corporation."

The affirmative vote of a majority of the outstanding shares of KeySpan Energy's Common Stock is required for approval of this proposal.

    The Board of Directors unanimously recommends a vote FOR this proposal.

PROPOSAL 4. EMPLOYEE DISCOUNT STOCK PURCHASE PLAN

In May 1998, the Board of Directors adopted the Employee Discount Stock Purchase Plan (the "Plan"), which is intended to encourage ownership of KeySpan Energy's Common Stock by eligible employees of KeySpan Energy or its wholly-owned subsidiaries by providing a convenient and systematic method for employee acquisition. The Board has authorized the issuance of up to 750,000 shares of Common Stock and requests that KeySpan Energy's shareholders approve the Plan and authorize the issuance of such shares under the Plan.

The Plan provides that eligible employees may purchase Common Stock each calendar month at 95% of the average of the high and low sales price (the "Purchase Price") for such shares on the last day of the month on which shares are traded on the New York Stock Exchange. Generally, all of the approximately 7,100 employees of KeySpan Energy or its wholly-owned subsidiaries are eligible to participate in the Plan except (i) employees who have not been on the payroll for at least three months as of the beginning of a purchase period; (ii) employees who customarily are employed less than five months in any calendar year; (iii) part-time employees; (iv) Directors who are not also employees of KeySpan Energy; and (v) employees of KeySpan Energy's wholly-owned subsidiaries (or similar entities) which entities have not been approved by KeySpan Energy as eligible to participate in the Plan.

Employees will be able to purchase shares either by payroll deduction or by making lump sum payments or both. In any one month purchase period, the total payments by an employee to purchase shares, including both payroll deductions and lump sum payments, cannot exceed 20% of his or her salary at the beginning of such period. Moreover, the fair market value of shares purchased by an employee under the Plan, during any calendar year, cannot exceed $25,000, nor may any employee purchase shares if the purchase would cause him/her to own 5% or more of the total combined voting power or value of all shares of Common Stock of KeySpan Energy.

Employees may also sell any or all of their shares acquired under the Plan at a price based on the weighted average of all shares sold by the Plan Administrator during a given selling period, adjusted to exclude brokerage commissions.

The Board of Directors will have the right, without shareholder approval, to suspend, terminate or modify the Plan. In the event shareholders do not vote to approve the Plan, the Plan will not be qualified under current Code regulations, and employees will be taxed on the difference between the market price of the Common Stock and the discounted purchase price.

The proceeds received by KeySpan Energy from purchases under the Plan will be used for general corporate purposes or for the purchase of shares on the open market on behalf of a participant.

On March 22, 1999, the closing price of KeySpan Energy's Common Stock as reported on the NYSE listing of composite transactions was $25.875 per share.

The following resolution will be proposed for approval by holders of KeySpan Energy's Common Stock:

       RESOLVED, that the Employee Discount Stock Purchase Plan and the issuance of shares thereunder is hereby approved, ratified and confirmed.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

    The Board of Directors unanimously recommends a vote FOR this proposal.

PROPOSAL 5. LONG-TERM PERFORMANCE INCENTIVE COMPENSATION PLAN

THE COMPANY'S LONG-TERM PERFORMANCE INCENTIVE COMPENSATION PLAN

Terms of the Plan

In March 1999, the Board of Directors of KeySpan Energy adopted the KeySpan Energy Long-Term Performance Incentive Compensation Plan (the "Plan"), subject to shareholder approval prior to December 31, 1999. The Plan will become effective on the date of its approval by the shareholders. The Plan is intended to promote the interests of KeySpan Energy and its shareholders by attracting and retaining key employees, directors and consultants of KeySpan Energy and its subsidiaries, motivating such persons by means of performance-related incentives to achieve long-range performance goals, and enabling such persons to participate in the long-term growth and financial success of KeySpan Energy. The Plan will be administered by the Committee consisting solely of directors who are "non-employee directors" as defined in Rule 16b-3 under the Exchange Act and "outside directors" as defined in Section 162(m) of the Code.

The Plan provides for the granting of four types of awards on a stand alone, combination or tandem basis, specifically, stock options, incentive stock options, restricted shares and performance stock awards. The Plan provides that the total number of shares of Common Stock with respect to which awards may be granted under the Plan may not exceed 10,500,000 shares, and that the total number of shares of Common Stock with respect to which stock options (including incentive stock options) and performance stock awards may be granted in any one year to any individual participant may not exceed 750,000 shares (subject, in each case, to adjustment in the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, or other such change). As of the date hereof, approximately 2,500 persons are eligible to participate in the Plan. No payments or contributions are required to be made by the persons who participate in the Plan other than the payment of any purchase price upon the exercise of a stock option and any payment required by the Committee with respect to an award of restricted shares.

A stock option award grants the recipient the right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, and subject to such other terms and conditions, all as the Committee may determine; provided that the exercise price of any stock option shall not be less than 100% of the fair market value of the Common Stock on the date of grant of the award. An incentive stock option award granted pursuant to the Plan is an award in the form of a stock option which complies with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time. All other stock option awards granted under the Plan are nonqualified stock options. The exercise price of all stock option awards under the Plan is payable, as determined by the Committee, in cash, in shares of already owned Common Stock of KeySpan Energy, in any combination of cash and shares, or by any other method deemed appropriate by the Committee. Each option grant may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable.

A grant of restricted shares pursuant to the Plan is a transfer of shares of Common Stock, for such consideration and subject to such restrictions, if any, on transfer or other incidents of ownership, for such periods of time as the Committee may determine. The certificates representing the restricted shares shall be held by KeySpan Energy as escrow agent until the end of the applicable period of restriction, during which the shares may not be sold, assigned, transferred, pledged, exchanged, encumbered or disposed of. However, during the period of restriction, the recipient of restricted shares will be entitled to vote the restricted shares and to retain cash dividends paid thereon.

A performance stock award is a right granted to a participant to receive restricted shares that are not issued to the participant until after the satisfaction of the performance goals during a performance period. A performance stock award is earned by the participant over a time period determined by the Committee on the basis of performance goals established by the Committee at the time of grant. Performance goals established by the Committee may be based on one or more of the following criteria: earnings or earnings growth; earnings per share; return on equity, assets, capital employed or investment; revenues or revenue growth; gross profit; gross margin; operating profit; operating margin; operating cash flow; stock price appreciation and total shareholder return. If the performance goals set by the Committee are not met, no restricted shares may be issued pursuant to the performance stock award.

In the event of a change of control of KeySpan Energy, the following shall occur with respect to any and all awards outstanding: (i) automatic lapse of all restrictions and acceleration of any time periods relating to the exercise or vesting of stock options and restricted shares so that awards become immediately exercisable or vested; and automatic satisfaction of performance goals on a pro rata or other basis set forth in the award agreement with respect to the number of restricted shares issuable pursuant to a performance stock award so that such pro rata or other portion of such restricted shares becomes immediately vested and (ii) all awards become non-cancelable.

Except as otherwise provided in the Plan, the Board may at any time terminate, and, from time to time, amend or modify the Plan. Any such action of the Board may be taken without the approval of KeySpan Energy's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation. Furthermore, no amendment, modification, or termination of the Plan shall adversely affect any awards already granted to a participant without his or her consent. No amendment or modification of the Plan may change any performance goal, or increase the benefits payable for the achievement of a performance goal, once established for a performance stock award.

Grants under the Plan

Following adoption of the Plan by the Board of Directors, the Committee approved the following grants of stock options under the Plan to Named Executive Officers:

                                                                       Exercise
                                                             Number of Price Per
Name                                                          Options    Share
----                                                         --------- ---------
Robert B. Catell............................................   305,000     27.75
                                                               111,000    29.375
Craig G. Matthews...........................................   220,000     27.75
William K. Feraudo..........................................   101,000     27.75
Anthony J. DiBrita..........................................   101,000     27.75
David L. Phillips...........................................   101,000     27.75
Executive Officers.......................................... 1,676,000 see below

Options to purchase 1,292,000 shares, described in the foregoing table, at an exercise price of $27.75 will become exercisable in August 1999, with options to purchase an additional 86,000 shares becoming exercisable in each of 2000 and 2001. Options to purchase 89,666 and 111,000 shares at an exercise price of $29.375 will become exercisable in October 1999 and December 1999, respectively, with options to purchase an additional 5,667 shares becoming exercisable in each of October 2000 and 2001.

The Committee also approved an aggregate grant of 929,000 stock options to the Executive Officers at an exercise price per share equal to the closing price of KeySpan Energy's Common Stock on the date the Plan is approved by shareholders. These options vest rateably over a three-year period from such date. Awards of such options to the Named Executive Officers were made as follows: Mr. Catell - 280,000 options; Mr. Matthews - 135,000 options; Mr. Feraudo - 45,000 options; Mr. DiBrita - 45,000 options; and Mr. Phillips -
 45,000 options.

In addition to the stock options granted to Executive Officers, as set forth above, the Committee has granted options to purchase an aggregate of 1,258,000 shares of Common Stock to key employees and approved the grant of 12,698 restricted shares to Mr. Catell. Except as set forth above, no other awards have been granted under the Plan, and the grants of all of the above awards are subject to shareholder approval of the Plan. The benefits accruing pursuant to the above awards are not presently determinable.

Federal Income Tax Consequences of Grants under the Plan

The following discussion generally summarizes the Federal income tax consequences to participants who may receive grants of awards under the Plan.

Stock Options. For Federal income tax purposes, no income is recognized by a participant upon the grant of a stock option under the Plan. Upon the exercise of an option, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the excess of the fair market value of a share of KeySpan Energy's Common Stock on the date of such exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant's exercise of the option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

The Company generally is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of an option.

Incentive Stock Options. No taxable income generally is realized by the participant for Federal income tax purposes upon the grant or exercise of an incentive stock option. If shares of KeySpan Energy's Common Stock are issued to a participant pursuant to the exercise of an incentive stock option granted under the Plan, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to a participant, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed KeySpan Energy for Federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If shares of KeySpan Energy's Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in the amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) KeySpan Energy will be entitled to deduct such amount (subject to the provisions of Section 162(m) of the Code). Any further gain or loss realized will be taxed as capital gain or loss, which will be long-term or short-term depending on whether the shares were held for more than one year, and will not result in any deduction by KeySpan Energy.

If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option is treated as a nonqualified stock option.

Restricted Shares; Performance Stock Awards. Awards of restricted shares generally will not result in taxable income to the employee for Federal income tax purposes at the time of grant. A recipient of restricted shares generally will receive compensation subject to tax at ordinary income rates on the excess, if any, of the fair market value of KeySpan Energy's Common Stock at the time the restricted shares are no longer subject to forfeiture over the amount, if any, paid for the shares. However, a recipient who so elects under
Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the amount of any such excess determined as if such shares were unrestricted and could be sold immediately. If the restricted shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the amount included in taxable income as a result of the election. Upon sale of the restricted shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires and the tax basis will be equal to the fair market value of the restricted shares on the date the restriction period expires. However, if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the restricted shares on the date of the grant as if such shares were then unrestricted and could be sold immediately.

The award of a performance stock award generally will not result in taxable income to the employee for Federal income tax purposes at the time of grant. A recipient of a performance stock award generally will be subject to tax at the same time and in the same manner as applicable to recipients of restricted shares as described above.

The Company is generally entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant in the same amount as the participant is considered to have realized compensation with respect to restricted shares or a performance stock award.

Limits on Deductions. Under Section 162(m) of the Code, the deduction allowable to the Company in a taxable year for compensation paid to the Chief Executive Officer and the four other most highly paid executive officers of KeySpan Energy (including its subsidiaries) is limited to $1,000,000 per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of KeySpan Energy to claim a deduction for compensation paid to any other person is not affected by this provision.

The Company has structured the Plan so that any compensation for which KeySpan Energy may claim a deduction in connection with the exercise of nonqualified stock options, the disposition by an optionee of shares acquired upon the exercise of incentive stock options and the lapse of restrictions on restricted shares received pursuant to performance stock awards is intended to be performance-based within the meaning of Section 162(m) of the Code. All other awards under the Plan are not performance-based, and therefore any deduction KeySpan Energy may claim with respect to such awards made to the persons listed above will be subject to the limitations on deductibility in
Section 162(m) of the Code.

Information contained herein relating to the Plan is qualified in its entirety by reference to such plan, which is attached to this Proxy Statement as Appendix A.

The following resolution will be proposed for approval by holders of KeySpan Energy's Common Stock:

       RESOLVED, that the KeySpan Energy Long-Term Performance
    Incentive Compensation Plan is hereby approved, ratified and confirmed.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

   The Board of Directors recommends a vote "FOR" approval of this proposal.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Legal Services

Frederick M. Lowther was appointed General Counsel of KeySpan Energy on September 10, 1998 and is also a member of the law firm of Dickstein Shapiro Morin & Oshinsky LLP. During 1998, this firm represented KeySpan Energy in a variety of matters. The total fees paid to this firm during 1998 (including fees attributable to Mr. Lowther's service as General Counsel) were approximately $1,300,000. Mr. Lowther is not separately compensated by the Company for his services as General Counsel.

Steven L. Zelkowitz was appointed Senior Vice President and Deputy General Counsel of KeySpan Energy effective October 1, 1998. Prior to such date he was a member of the law firm of Cullen and Dykman. During 1998, this firm also represented KeySpan Energy in a variety of general and specific matters. The total fees paid to this firm during 1998 were approximately $5,900,000.

Directors and Officers Liability Insurance and Indemnity

KeySpan Energy currently has in place Director and Officer ("D&O") liability insurance for the purpose of reimbursing the Company when it has indemnified its Directors and Officers. D&O liability insurance also provides direct payment to KeySpan Energy's Directors and Officers under certain circumstances when KeySpan Energy has not previously provided indemnification. KeySpan Energy also has liability insurance which provides fiduciary coverage for KeySpan Energy, its Directors, Officers and employees for any alleged breach of fiduciary duty under ERISA. The D&O liability insurance was purchased from Associated Electric & Gas Insurance Services ("AEGIS") for a one-year period commencing May 28, 1998 at a total cost of $1,294,299. The fiduciary liability insurance was also purchased from AEGIS for a one-year period commencing August 26, 1998 at a total cost of $80,000.

LITIGATION

Subsequent to the closing of the Combination, former shareholders of LILCO commenced 13 class action lawsuits in the New York State Supreme Court, Nassau County, against KeySpan Energy and each of the former officers and directors of LILCO. These actions were consolidated in August 1998. The consolidated action alleges that, in connection with certain payments LILCO had determined were payable in connection with the Combination to LILCO's chairman, and to former officers of LILCO (the "Payments"): (i) the named defendants breached their fiduciary duty owed to LILCO and KSE former and/or current Company shareholders as a result of the Payments; (ii) the named defendants intended to defraud such shareholders by means of manipulative, deceptive and wrongful conduct, including materially inaccurate and incomplete news reports and filings with the SEC; and (iii) the named defendants recklessly and/or negligently failed to disclose material facts associated with the Payments.

In addition, three shareholder derivative actions have been commenced pursuant to which such shareholders seek the return of the Payments or damages resulting from among other things, an alleged breach of fiduciary duty on the part of the former LILCO officers and directors. One action was brought on behalf of LILCO in federal court. KeySpan Energy moved to dismiss this action in September 1998. The other two actions were brought on behalf of KeySpan Energy in New York State Supreme Court, Nassau County. In one of these state court actions, KeySpan Energy's directors and the recipients of the Payments are also named as defendants.

Finally, two class action securities suits were filed in federal court alleging that certain officers and directors of LILCO violated the federal securities laws by failing to properly disclose that the Combination would trigger the Payments. These actions were consolidated in October 1998.

On March 17, 1999, KeySpan Energy signed a Memorandum of Understanding to settle the above-referenced actions, except the federal court derivative action, in exchange for (i) $7.9 million to be distributed (less plaintiffs' attorneys fees) to former LILCO and KSE shareholders and (ii) KeySpan Energy's agreement to implement certain corporate governance and executive compensation procedures. The entire $7.9 million settlement commitment will be funded from insurance. The parties intend to submit the settlement to the Nassau County Supreme Court for its review and approval. If that Court approves the settlement, the parties will then make an application to the federal court for an order and final judgment, dismissing the three federal court actions, including the federal court derivative action, based, among other things, on the binding effect of the state court judgment.

In addition to the above-mentioned actions, a class action lawsuit has also been filed in the New York State Supreme Court, Suffolk County, by the County of Suffolk against LILCO's former officers and/or directors. The County of Suffolk alleges that the Payments were improper, and seeks to recover the Payments for the benefit of Suffolk County ratepayers. KeySpan Energy moved to consolidate this action with the above-mentioned consolidated action in October 1998.

Finally, certain other proceedings have been commenced relating to the Payments and disclosures made by LILCO with respect thereto. These proceedings include investigations by the New York State Attorney General, the NYPSC and LIPA, joint hearings conducted by two committees of the New York State Assembly, and an informal, non-public inquiry by the SEC. In December 1998, KeySpan Energy settled with LIPA and the NYPSC. The agreement includes a payment of $5.2 million by KeySpan Energy to LIPA that will be used by LIPA to supply postage-paid bill return envelopes to customers for the next three years. KeySpan Energy also agreed to fully reimburse and indemnify LIPA for costs incurred by LIPA, amounting to approximately $765,000, for attorneys and other consultants involved in the investigation. Such amounts are not covered by insurance. KeySpan Energy is cooperating fully with the investigations of the New York State Attorney General and the SEC. To date, no action has been taken either by the New York State Attorney General or the SEC.

At this time KeySpan Energy is unable to determine the outcome of the ongoing proceedings, or any of the remaining lawsuits described above.

OTHER INFORMATION

Shareholder Rights Plan

On March 30, 1999, the Board of Directors entered into a Rights Agreement pursuant to which one preferred stock purchase right (a "Right") per share of Common Stock will be distributed as a dividend to shareholders of record on the close of business on April 14, 1999. Each Right, when exercisable, will entitle the holder thereof to purchase one one-hundredth of a share of Series D Preferred Stock at a price of $95.00 per share. The Rights will be exercisable only if a person or a group acquires 20% or more of the outstanding shares of Common Stock or announces a tender offer following which it would hold 20% or more of such outstanding Common Stock. The Rights entitle the holders, other than the acquiring person, to purchase Common Stock having a market value of two times the exercise price of the Right. If, following the acquisition by a person or group of 20% or more of KeySpan Energy's outstanding shares of Common Stock, KeySpan Energy were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. Subject to the terms of the Rights Agreement, KeySpan Energy may redeem the Rights at one cent per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Rights expire in ten years.

The foregoing description of the Rights Agreement, and of the Rights is qualified in its entirety by the terms of the Rights Agreement, dated March 30, 1999, by and between KeySpan Energy and The Bank of New York Company, Inc. as Rights Agent, a copy of which has been filed as an exhibit to KeySpan Energy's Current Report on Form 8-K dated March 30, 1999.

Deadline For Shareholder Proposals

Shareholder proposals for the 2000 Annual Meeting must be received by the Secretary at KeySpan Energy's principal executive office, not less than 120 calendar days prior to the anniversary date of the release of the Company's proxy statement to shareholders in connection with the 1999 Annual Meeting, to be considered by the Company for possible inclusion in the proxy materials for the 2000 Annual Meeting.

In addition, all shareholder proposals for the 2000 Annual Meeting must be submitted to the Company in accordance with Section 2.7 of the Company's By-Laws not less than 60 nor more than 90 calendar days in advance of the anniversary date of the 1999 Annual Meeting.

Additional Information

KeySpan Energy's Annual Report for the nine-month period ended December 31, 1998 is being mailed to shareholders on or about the date of this Proxy Statement. KeySpan Energy files an Annual Report on Form

10-K with the Securities and Exchange Commission (the "SEC") which includes additional information concerning KeySpan Energy and its operations. THE COMPANY'S ANNUAL REPORT OR ANNUAL REPORT ON FORM 10-K, EXCEPT FOR EXHIBITS, WILL BE FURNISHED AT NO COST TO SHAREHOLDERS UPON WRITTEN REQUEST TO THE SECRETARY, KEYSPAN ENERGY, ONE METROTECH CENTER, BROOKLYN, NEW YORK 11201-3850.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires KeySpan Energy's directors, executive officers and persons who own more than ten percent (10%) of a registered class of KeySpan Energy's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of KeySpan Energy. Executive officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish KeySpan Energy with copies of all
Section 16(a) forms which they file.

To KeySpan Energy's knowledge, based solely on review of information furnished to KeySpan Energy, reports filed through KeySpan Energy and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent (10%) beneficial owners were complied with during the nine-month period ended December 31, 1998, except that James R. Jones, a director of KeySpan Energy, failed to timely file two reports relating to two transactions.

Method and Cost of Solicitation of Proxies

KeySpan Energy will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone by KeySpan Energy directors, officers and employees for no additional compensation. In addition, KeySpan Energy will reimburse brokers, bank nominees and other institutional holders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the Company's Common Stock.

Disclosure of "Broker Non-Votes" And Abstentions

Securities and Exchange Commission rules provide that specifically designated blank spaces are provided on the proxy card for shareholders to mark if they wish either to withhold authority to vote for one or more nominees for director or to abstain on one or more of the proposals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals. With respect to the proposals relating to selection of auditors and approval of the Employee Discount Stock Purchase Plan and Long-Term Performance Incentive Compensation Plan, abstentions are not counted in determining the number of votes cast in connection with these proposals, since New York State law requires a majority of only those votes cast "for" or "against" approval, while broker non-votes are treated as shares not entitled to vote, thus giving both abstentions and non-votes no effect. With respect to the proposal relating to an amendment to the Certificate of Incorporation to change the Company's name, abstentions from voting are treated as votes against, while broker non-votes are treated as shares not entitled to vote. The proposal relating to the Long-Term Performance Incentive Compensation Plan is considered "non-discretionary" and brokers who have received no instructions from their clients do not have the authority to vote on this proposal. All abstentions and broker non-votes are counted towards the establishment of a quorum.

Confidential Voting

KeySpan Energy has adopted a policy to the effect that all proxy (voting instruction) cards, ballots and vote tabulations which identify the particular vote of a shareholder are to be kept secret from KeySpan Energy, its directors, officers and employees. Accordingly, proxy cards are returned in envelopes addressed to the tabulator, The Bank of New York, which receives and tabulates the proxies and is independent of KeySpan Energy. The final tabulation is inspected by inspectors of election who also are independent of KeySpan Energy, its directors, officers and employees. The identity and vote of any shareholder shall not be disclosed to KeySpan Energy, its directors officers or employees, nor to any third party except (i) to allow the independent inspectors of election to certify the results of the vote to KeySpan Energy, its directors officers and employees; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against KeySpan Energy; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the Securities and Exchange Commission; or (iv) in the event a shareholder has made a written comment on such form of proxy.

Other Matters

As of the date of this proxy statement, KeySpan Energy knows of no business that will be presented for consideration at the Annual Meeting other than the proposals discussed above. If any matter is properly brought before the meeting for action by the shareholders, proxies in the form returned to KeySpan Energy will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

/s/ Robert B. Catell
Robert B. Catell
Chairman and Chief Executive Officer

Dated: April 7, 1999

[LOGO] KEYSPAN                                         One MetroTech Center
                                                   Brooklyn, New York 11201-3850

MARKETSPAN CORPORATION
d/b/a KeySpan Energy

Long-Term Performance Incentive Compensation Plan

APPENDIX A

KEYSPAN ENERGY
LONG-TERM PERFORMANCE
INCENTIVE COMPENSATION PLAN

1. ADOPTION AND PURPOSE

MarketSpan Corporation d/b/a KeySpan Energy (the "Company") hereby adopts this Long-Term Performance Incentive Compensation Plan, subject to the approval required under Section 17 (the "Plan"). The purposes of the Plan are to promote the interests of the Company and its stockholders by (a) attracting and retaining key employees, directors and consultants of the Company and its Subsidiaries (as defined below); (b) motivating such persons by means of performance-related incentives to achieve long-range performance goals; and
(c) enabling such persons to participate in the long-term growth and financial success of the Company.

2. DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

"Award" means, individually or collectively, a grant under this Plan of Stock Options or Restricted Shares or a Performance Stock Award. The issuance of Restricted Shares pursuant to a Performance Stock Award shall not be a new Award under this Plan.

"Award Agreement" means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Committee.

"Beneficial Owner or Beneficial Ownership" shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

"Board" means the Board of Directors of the Company.

"Business Combination" shall have the meaning specified in Section 12(b)(iii).

"Change of Control" shall have the meaning specified in Section 12(b).

"Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Committee" means the Compensation and Nominating Committee of the Board, or such other committee appointed by the Board, each member of which shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and shall be an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall be composed of at least two (2) such directors.

"Common Stock" means the common stock of the Company.

"Company" means MarketSpan Corporation d/b/a KeySpan Energy, a New York corporation.

"Consultant" means any Person who is not a Director or an employee of the Company or a Subsidiary and who provides bona fide services to the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction.

"Director" means a member of the Board of Directors of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary.

"Effective Date" means the effective date of this Plan as defined in Section
17.

"Employee" means a key employee of the Company or a Subsidiary.

"Exchange Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Fair Market Value" means the closing price of the Common Stock as reported on the New York Stock Exchange on the relevant valuation date or, if there were no Common Stock transactions on the valuation date, on the next preceding date on which there were Common Stock transactions.

"Incentive Stock Option" has the meaning specified in Section 6(b).

"Incumbent Board" shall have the meaning specified in Section 12(b)(ii).

"Negative Discretion" means other factors to be applied by the Committee in reducing the number of Restricted Shares to be issued pursuant to a Performance Stock Award if the Performance Goals have been met or exceeded if, in the Committee's sole judgment, such application is appropriate in order to act in the best interest of the Company and its shareholders.

"Outstanding Company Common Stock" shall have the meaning specified in Section 12(b)(i).

"Outstanding Company Voting Securities" shall have the meaning specified in
Section 12(b)(i).

"Participant" means an Employee, Director or Consultant who has been granted an Award under this Plan.

"Performance Goals" means, with respect to any Performance Period, performance goals based on any of the following criteria and established by the Committee prior to the beginning of such Performance Period or performance goals based on any of the following criteria and established by the Committee after the beginning of such Performance Period that meet the requirements to be considered pre-established performance goals under Section 162(m) of the Code: earnings or earnings growth; earnings per share; return on equity, assets, capital employed or investment; revenues or revenue growth; gross profit; gross margin; operating profit; operating margin; operating cash flow; stock price appreciation and total shareholder return. Such Performance Goals may be particular to a Participant or the division, department, branch, line of business, Subsidiary or other unit in which the Participant works, or may be based on the performance of the Company generally.

"Performance Period" means the period of time designated by the Committee applicable to a Performance Stock Award during which the Performance Goals shall be measured.

"Performance Stock Award" shall have the meaning specified in Section 6(d).

"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

"Plan" means this KeySpan Energy Long-Term Performance Incentive Compensation Plan.

"Plan Year" means an annual period coinciding with the Company's fiscal year.

"Reporting Person" means an officer or director of the Company subject to the reporting requirements of Section 16 of the Exchange Act.

"Restricted Shares" shall have the meaning specified in Section 6(c).

"Restriction Period" shall have the meaning specified in Section 6(c).

"Securities Act" means the Securities Act of 1933, as amended. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Stock Option" has the meaning specified in Section 6(a).

"Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

3. ELIGIBILITY

Any Employee, Director or Consultant selected by the Committee is eligible to receive an Award.

4. PLAN ADMINISTRATION

(a) This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to participation in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, and such other terms and conditions as the Committee deems appropriate. Except as otherwise required by this Plan, the Committee shall have authority to interpret and construe the provisions of this Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement, which determinations shall be final and binding on all persons.

(b) The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (i) with respect to Reporting Persons, or (ii) in any way which would jeopardize this Plan's qualification under Section 162(m) of the Code or Rule 16b-3 of the Exchange Act.

(c) All determinations and decisions made by the Committee, the Board and any delegate of the Committee pursuant to Section 4(b) shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5. STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

(a) The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market. Subject to adjustment in accordance with the provisions of Section 10, the total number of shares of Common Stock with respect to which Awards may be granted under this Plan may not exceed 10,500,000 shares.

(b) Subject to adjustment in accordance with Section 10, and subject to
Section 5(a), the total number of shares of Common Stock with respect to which Stock Options and Performance Stock Awards may be granted in any Plan Year to any Participant shall not exceed 750,000 shares.

(c) For purposes of calculating the total number of shares of Common Stock available for grants of Awards, the grant of an Award of Restricted Shares or a Performance Stock Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award.

(d) Subject to Section 5(b), there shall again be available for Awards under this Plan, all of the following: (i) shares of Common Stock represented by Awards which have been canceled, forfeited, surrendered, terminated or expire unexercised during preceding Plan Years; and (ii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

6. AWARDS UNDER THIS PLAN

Subject to the provisions of this Plan, the Committee shall have the sole and complete authority to determine the Employees, Directors and Consultants to whom Awards shall be granted and the type, terms and conditions of such Awards (which need not be the same for each Participant). As the Committee may determine, the following types of Awards may be granted under this Plan on a stand alone, combination or tandem basis:

(a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, and subject to such other terms and conditions, all as the Committee may determine; provided that the exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

(b) Incentive Stock Option. An award in the form of a Stock Option to an Employee which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time.

(c) Restricted Shares. A transfer of shares of Common Stock to a Participant, for such consideration and subject to such restrictions, if any, on transfer or other incidents of ownership, for such periods of time (with respect to each Award, a "Restriction Period") as the Committee may determine. The stock certificate or certificates representing Restricted Shares shall be registered in the name of the Participant to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares shall bear a restrictive legend to the effect that ownership of the Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall remain in the custody of the Company and the Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Participant will have the right to vote such Restricted Shares, to receive and retain all dividends and distributions paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares; except that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived;
(ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) any such dividends and distributions paid in shares of Common Stock shall constitute Restricted Shares and be subject to all of the same restrictions during the Restriction Period as the Restricted Shares with respect to which they were paid; (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or his or her interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares on the terms and conditions established by the Committee.

(d) Performance Stock Awards. A right, granted to a Participant, to receive Restricted Shares (as defined in Section 6(c) hereof) that are not to be issued to the Participant until after the satisfaction of the Performance Goals during a Performance Period.

7. PERFORMANCE STOCK AWARDS

(a) Administration. Performance Stock Awards may be granted to Participants either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Participants to whom Performance Stock Awards shall be awarded for any Performance Period, the duration of the applicable Performance Period, the number of Restricted Shares to be awarded at the end of a Performance Period to Participants if the Performance Goals are met or exceeded (which Restricted Shares may, but need not, contain restrictions on transfer or other incidents of ownership as permitted in Section 6(c)), and the terms and conditions of the Performance Stock Award in addition to those contained in this Section 7.

(b) Payment of Award. During or after the end of a Performance Period, the financial performance of the Company during such Performance Period shall be measured against the Performance Goals. If the Performance Goals are not met, no Restricted Shares shall be issued pursuant to the Performance Stock Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the number of Restricted Shares to be issued under each Performance Stock Award in accordance with the related Award Agreement. The Committee may, in its sole discretion, apply Negative Discretion to reduce the number of Restricted Shares to be issued under a Performance Stock Award.

8. OTHER TERMS AND CONDITIONS

(a) Assignability. Except as otherwise determined by the Committee, no Stock Option or Performance Stock Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, Stock Options shall be exercisable only by such Participant.

(b) Award Agreement. Each Award under this Plan shall be evidenced by an Award Agreement.

(c) Rights as a Shareholder. Except as otherwise provided in this Plan or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant is the holder of record of such shares.

(d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

(e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.

(f) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto. Subject to the requirements of Rule 16b-3 of the Exchange Act, the Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable shares of Common Stock having a Fair Market Value not exceeding the minimum amount required to be withheld, or (ii) delivering to the Company shares of Common Stock then owned by the Participant. The amount of the withholding obligation satisfied by shares of Common Stock withheld or delivered shall be the Fair Market Value of such shares determined as of the date that the taxes are required to be withheld.

(g) Restrictions on Sale and Exercise. If and to the extent required to comply with rules promulgated under Section 16 of the Exchange Act, (i) no Award providing for exercise, a vesting period, a Restriction Period or the attainment of performance standards shall permit unrestricted ownership of shares of Common Stock by the

Participant for at least six months from the date of grant, and (ii) shares of Common Stock acquired pursuant to an Award granted under this Plan may not be sold or otherwise disposed of for at least six months after the date of the grant of the Award.

(h) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(i) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(j) Unfunded Plan. Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards and the Plan shall constitute an "unfunded" plan of the Company. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any Subsidiary to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Participant or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(k) Legends. In addition to any legend contemplated by Section 6(c), each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

(l) Company's Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

(m) Designation of Beneficiaries. If permitted by the Committee, a Participant may designate a beneficiary or beneficiaries in the event of the death of the Participant and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Participant.

9. AMENDMENTS

(a) Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Company's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

(b) No amendment, modification or termination of this Plan shall in any manner adversely affect any Awards theretofore granted to a Participant under this Plan without the consent of such Participant. No amendment or modification of this Plan may change any Performance Goal, or increase the benefits payable for achievement of a Performance Goal, once established for a Performance Stock Award.

10. RECAPITALIZATION

The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change. Any such adjustment may provide for the elimination of fractional shares.

11. NO RIGHT TO EMPLOYMENT

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

12. CHANGE OF CONTROL

(a) Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, as defined below, the following shall occur with respect to any and all Awards outstanding as of such Change of Control:

(i) automatic lapse of all restrictions and acceleration of any time periods relating to the exercise or vesting of Stock Options and Restricted Shares so that such Awards become immediately exercisable (and shall remain exercisable until the end of the original expiration period fixed in the Award Agreement) or vested in full; and automatic satisfaction of Performance Goals on a pro rata basis with respect to the maximum number of Restricted Shares issuable pursuant to a Performance Stock Award, or on such other basis as set forth in the Award Agreement, so that such pro rata or other portion of such Restricted Shares becomes immediately vested; and

(ii) all Awards become non-cancelable.

(b) A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

(i) The acquisition by any Person of Beneficial Ownership of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company, or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below; or

(ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all of substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the Outstanding Company Common Stock and the combined voting power of the Outstanding Company Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more, of, respectively, the Outstanding Company Common Stock of the corporation resulting from such Business Combination or the combined voting power of the Outstanding Company Voting Securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

13. GOVERNING LAW

To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of New York.

14. CAPTIONS

Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.

15. RESERVATION OF SHARES

The Company, during the term of the Plan, will at all times reserve and keep available the number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain the necessary approvals from any regulatory body having jurisdiction or approval deemed necessary by the Company's counsel to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite authority shall not have been obtained.

16. SAVINGS CLAUSE

This Plan is intended to comply in all respects with applicable law and regulation, including, with respect to those Participants who are Reporting Persons, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning this Plan with respect to other Participants. All Awards of Stock Options and Performance Stock Awards are intended to comply with Section 162(m) of the Code.

17. EFFECTIVE DATE AND TERM

The effective date (the "Effective Date") of this Plan shall be the date of its approval by the Company's shareholders. If such approval is not obtained on or before December 31, 1999, this Plan shall terminate on such date. No new Awards shall be granted under this Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee under this Plan shall, continue after the authority for grant of new Awards hereunder has been exhausted.

                               ADMISSION TICKET

                            MARKETSPAN CORPORATION
                             d/b/a KeySpan Energy

                        ANNUAL MEETING OF SHAREHOLDERS
                          MAY 20, 1999 AT 10:00 A.M.

                           BROOKLYN ACADEMY OF MUSIC
                              30 Lafayette Avenue
                           Brooklyn, New York 11217

                                  Directions


By Car:
From Manhattan via the Manhattan Bridge: Continue straight off the bridge onto Flatbush Avenue, proceed on Fulton Street. Turn left onto Fulton Street. Proceed two blocks, turn right onto Ashland Place, proceed one block.

From Manhattan via the Brooklyn Bridge: Continue straight off the bridge and make the first left turn possible which is Tillary Street. Continue on Tillary Street and turn right onto Flatbush Avenue.

From Queens, Long Island and Connecticut: Take the Long Island Expressway to the Brooklyn Queens Expressway. Exit at Tillary Street, exit 29. Follow exit onto Tillary, two short blocks and turn left onto Flatbush Avenue.

From Staten Island: Cross the Verrazano-Narrows Bridge to the Brooklyn Queens Expressway. Exit at Tillary Street, exit 29. Follow exit onto Tillary Street, two short blocks and turn left onto Flatbush Avenue.

From New Jersey: Use the Holland Tunnel and continue east on Canal Street, which leads directly across the Manhattan Bridge. Continue straight over the bridge onto Flatbush Avenue.

By Subway and Railroad:
The Brooklyn Academy of Music is within three blocks of the following stations:
        .  2, 3, 4, 5, D, Q: Atlantic Avenue
        .  B, N, M, R: Pacific Street
        .  G: Fulton Street
        .  LIRR: Flatbush Avenue

Parking
All Brooklyn Academy of Music parking lots are patrolled continuously during the work day and until 30 minutes after each event.


  MARKETSPAN CORPORATION d/b/a KeySpan Energy  PROXY/VOTING INSTRUCTION CARD
  --------------------------------------------------------------------------
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARKETSPAN
                                  CORPORATION
  D/B/A KEYSPAN ENERGY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 20, 1999

        The undersigned appoints Donald H. Elliott and Stephen W. McKessy, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of MarketSpan Corporation d/b/a KeySpan Energy Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 20, 1999, and at any adjournment or postponement thereof, as indicated on the reverse side. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, WITHOUT LIMITATION, ANY MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE (INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES).

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


Comments:______________________

_______________________________
                                     MARKETSPAN CORPORATION d/b/a KeySpan Energy
_______________________________      P.O. BOX 11278
                                     NEW YORK, N.Y. 10203-0278
_______________________________

If you have written in the above space,
please mark the comments notification box on the reverse side.

         (Continued, and to be signed and dated on the reverse side.)

MarketSpan Corporation                            VOTE BY TELEPHONE
d/b/a KeySpan Energy                        24 HOURS A DAY, 7 DAYS A WEEK

TELEPHONE                                              MAIL
800-574-6864

Use any touch-tone telephone to               Mark, sign and date your proxy
vote your proxy. Have your proxy              card and return it in the postage
card in hand when you call. You               -paid envelope we have provided.
will be prompted to enter your
control number, located in the box
below, and then follow the simple
directions.

Your telephone vote authorized the        If you have submitted your proxy by
name proxies to vote your shares          telephone there is no need for you
in the same manner as if you marked,      to mail back your proxy.
signed and returned the proxy card.





Call Toll-Free To Vote . It's Fast And Convenient
                800-574-6864                         CONTROL NUMBER FOR
                                                      TELEPHONE VOTING

                     DETACH PROXY CARD HERE IF YOU ARE NOT
                              VOTING BY TELEPHONE

[ARROW DOWN]                  Please Detach Here                [ARROW DOWN]
                You Must Detach This Portion of the Proxy Card
                 Before Returning it in the Enclosed Envelope
--------------------------------------------------------------------------------

        [    ]                                                  Proxy Card

The Board of Directors recommends a vote "FOR" all proposals.

Proposal Number 1.
Election of Directors
The Board of Directors recommends a vote "FOR" the nominees listed below:
Nominees:       01 Lilyan H. Affinito   08 James R. Jones
                02 George Bugliarello   09 Stephen W. McKessy
                03 Robert B. Catell     10 Edward D. Miller
                04 Howard R. Curd       11 Basil A. Paterson
                05 Richard N. Daniel    12 James Q. Riordan
                06 Donald H. Elliot     13 Frederic v. Salerno
                07 Alan H. Fishman      14 Vincent Tese

   FOR all               WITHHOLD AUTHORITY             FOR all nominees
nominees listed    to vote for all nominees listed     except as indicated

     [x]                       [x]                            [x]


INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL NOMINEES EXCEPT AS INDICATED" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

Exceptions ______________________

                                                FOR      AGAINST    ABSTAIN

2. Proposal Number 2
   Ratification of Arthur Andersen LLP as       [x]       [x]        [x]
   independent public accountants

3. Proposal Number 3
   Approval to change the Company's name        [x]       [x]        [x]
   to KeySpan Corporation

4. Proposal Number 4
   Approval of the Employee Discount Stock      [x]       [x]        [x]
   Purchase Plan

5. Proposal Number 5
   Approval of the Long-Term Performance        [x]       [x]        [x]
   Incentive Compensation Plan

The shares represented by this proxy when signed and returned will be voted as directed by the shareholder. If no direction is given, such shares will be voted FOR all proposals and as said Proxies deem advisable on such other matters as may properly come before the meeting.


I have included
comments, or have       [x]
included a change
of address.

I already receive
an Annual Report        [x]
and do not wish
to receive one
for this account.

I plan to attend
the Annual              [x]
Meeting.



Please sign exactly as name or names appear on this proxy.
When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title.
If more than one trustee, all should sign.

Dated: ______________________, 1999

___________________________________
    Signature of Shareowner

___________________________________